Phone: (503) 986-2200
Fax:   (503) 378-4381   ARTICLES OF AMENDMENT -- BUSINESS/PROFESSIONAL/NONPROFIT
--------------------------------------------------------------------------------
                                                             For office use only
Secretary of State                 Check the appropriate box below:
Corporation Division               / /  BUSINESS/PROFESSIONAL CORPORATION
255 Capitol St. NE, Suite 151           (Complete only 1, 2, 3, 4, 6, 7)
Salem, OR  97310-1327              / /  NONPROFIT CORPORATION
                                        (Complete only 1, 2, 3, 5, 6, 7)

Registry Number:  ________________________________

Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink


1)  NAME OF CORPORATION PRIOR TO AMENDMENT:  OREGON METALLURGICAL CORPORATION

2) STATE THE ARTICLE NUMBER(S) AND SET FORTH THE ARTICLE (S) AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary.)

    ARTICLE III: The aggregate number of shares which the corporation shall have authority to issue is 80,000,000 shares common stock with a par value of One Dollar ($1.00) per share.

3)  THE AMENDMENT WAS ADOPTED ON:  APRIL 24, 1997
    (If more than one amendment was adopted, identify the date of adoption of each amendment.)

--------------------------------------------------------------------------------
                     BUSINESS/PROFESSIONAL CORPORATION ONLY


4)  CHECK THE APPROPRIATE STATEMENT

/X/ Shareholder action was required to adopt the amendment(s). The vote was as follows:

                                  Number of
    Class or       Number of      votes          Number of     Number of
    series of      shares         entitled to    votes cast    votes cast
    shares         outstanding    be cast        FOR           AGAINST
    ---------      -----------    -----------    ----------    ----------

     Common        16,185,553     16,185,553      8,269,908     5,553,521
    ---------      -----------    ----------     ----------    ----------

/ / Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the Board of Directors without shareholder action.

/ / The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The amendment(s) was adopted by the incorporators or by the Board of Directors.

                           NONPROFIT CORPORATION ONLY

5)  CHECK THE APPROPRIATE STATEMENT

/ / Membership approval was not required. The amendment(s) was approved by a sufficient vote of the Board of Directors or incorporators.

/ / Membership approval was required. The membership vote was as follows:

--------------------------------------------------------------------------------
6)  EXECUTION

    Printed Name               Signature                   Title

    Dennis P. Kelly            /s/ Dennis P. Kelly     Secretary, Vice-President
    ----------------------     ---------------------   Finance, Chief Financial
                                                       Officer and Treasurer

--------------------------------------------------------------------------------
7)  CONTACT NAME                            DAYTIME PHONE NUMBER

    Thomas L. Black, Esquire                (541) 926-2255


CR113(Rev. 6/96)